UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                October 15, 2003
                                -----------------
                Date of Report (Date of earliest event reported)



                   TRANS CONTINENTAL ENTERTAINMENT GROUP, INC.
                       -----------------------------------
             (Exact Name of Registrant as Specified in its Charter)



       NEVADA                       0-22382                     56-1051491
 -------------------            ----------------            -------------------
   (State or other              (Commission File              (IRS Employer
   jurisdiction of                  Number)                 Identification No.)
    incorporation)



                 1701 PARK CENTER DRIVE, ORLANDO, FL       32835
               ----------------------------------------  ----------
               (Address of principal executive offices)  (Zip Code)


                                 (407) 253-5000
                                -----------------
              (Registrant's telephone number, including area code)



              ----------------------------------------------------
          (Former name or former address if changed since last report)

ITEM 5.  Other Events.

         On or about October 1, 2003, United State Talent Company, LLC (hereafter "USTC") defaulted on its promissory note to Trans Continental Talent, Inc., a wholly owned subsidiary of the Registrant and a Delaware corporation (hereafter the "Company"), by failing to assume its responsibilities to manage the franchise offices it had acquired from the Company and to make timely payment under such promissory note. The promissory note, which was issued in November 2002 in connection with the purchase by USTC of 14 franchise offices from the Company, had an initial nominal value of $6 million and was secured by the assets and businesses of such franchise offices and by certain other franchise offices of USTC's principals. The Company notified USTC of the default and demanded that it cure the default within a specified period of time. After USTC failed to cure the default within the specified time, the Company declared the USTC franchise offices as abandoned and proceeded to close such offices. Such offices had recently accounted for approximately 50% of the enrollment sales of the Company. However, such offices had operated at a loss for a period of at least three months at the time of their closing despite efforts by USTC and the Company to improve their operations. There can be no assurance that the Company will be able to replace the enrollment sales of the offices closed or of other franchise offices closed or likely to be closed in the foreseeable future.

         On August 8, 2003, Wilhelmina Scouting LLC notified the Company of its intent to prevent the Company from continuing to use the name Wilhelmina Scouting Network. On August 11, 2003, the Company filed a claim in the Supreme Court of the State of New York alleging that Wilhelmina Scouting LLC (hereafter the "Defendant") had breached its obligations under the License and Marketing Agreement dated March 18, 2003 between the Company and Wilhelmina Scouting LLC by interfering with the Company's ability to conduct business in accordance with the provisions of such agreement and by failing to perform under several clauses of the agreement. In its claim, the Company seeks, among other things, to terminate the agreement and to be refunded $750,000 in fees paid by the Company under the agreement. On October 6, 2003, the Defendant filed an answer and counterclaim alleging breach by the Company of its obligations under such License and Marketing Agreement and seeking that the Company ceases to use the name Wilhelmina Scouting Network and pays $25 million in damages, among other things. Shortly after the counter-suit was filed, the parties entered into negotiations aimed at resolving their differences. After several attempts, the parties have been unable to reach an agreement. Accordingly, effective October 13, 2003, the Company has ceased to use of the name Wilhelmina Scouting Network in its headquarters and website and also instructed its Franchisees to cease to use of the name Wilhelmina Scouting Network in their operations. The Company has adopted its legal name Trans Continental Talent and the trade name Web Style Network in its website and also instructed its Franchisees to use their own trade names. There can be no assurance that the negotiations with Wilhelmina Scouting LLC will be successful or that the change in the Company's trademark will have no adverse effect in the Company's future operations.



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
                                   SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                     TRANS CONTINENTAL ENTERTAINMENT GROUP, INC.
                                     -------------------------------------------
                                                     (Registrant)





Date:  October 15, 2003                       By: /s/ Mark Tolner
                                                  -----------------------
                                                  Mark Tolner
                                                  Chief Executive Officer